LEIDY HUB, INC.
                              10 Lafayette Square
                            Buffalo, New York 14203

                                      June 12, 1995



Stephen W. Bergstrom
Hub Services, Inc.
13430 Northwest Freeway, #1200
Houston, Texas  77040

             RE:      Ellisburg-Leidy Northeast Hub Company

Dear Steve:

             As you know, Leidy Hub, Inc. ("LHI") and Hub Services, Inc. ("HSI") are the sole partners in a Pennsylvania general partnership named
Ellisburg-Leidy Northeast Hub Company (the "Partnership") pursuant to a Partnership Agreement dated as of September 1, 1994 (the "Partnership Agreement").

             HSI wishes to transfer, on or about June 12, 1995, HSI's Partnership interest to Enerchange, L.L.C., a Delaware member-managed limited liability company ("Enerchange"), as a capital contribution to Enerchange, as part of a transaction (the "Transaction") in which:

           (i) HSI acquires a 99% ownership interest in Enerchange,

           (ii)  HSI  commits  to  sell  to LHI a 14.5%  ownership  interest  in
           Enerchange   upon   LHI's   receipt  of  the   necessary   regulatory
           approval(s); and

           (iii)  Enerchange  as  Transferee  executes  and  delivers  to LHI an
           "appropriate   document"   as   described  in  Section  11.1  of  the
           Partnership Agreement.

             Pursuant to Section 11.1 of the Partnership Agreement, effective upon the consummation of the Transaction, LHI hereby consents to the transfer of HSI's Partnership interest to Enerchange.


<PAGE 2>


Stephen W. Bergstrom
June 12, 1995
Page 2



             With respect to the Transaction, LHI hereby waives its rights under
(i) Sections 11.4 and 11.5 of the Partnership Agreement to receipt of a Transfer Notice and LHI's prior right to purchase HSI's Partnership interest and (ii) any other provisions of the Partnership Agreement necessary to effect the Transaction.


                                           Very truly yours,

                                           LEIDY HUB, INC.


                                           By:  /s/ Walter E. DeForest
                                              ---------------------------------
                                                Walter E. DeForest
                                                President


cc:  John Herbert, Esq.
     Natural Gas Clearinghouse
     13430 Northwest Freeway, #1200
     Houston, Texas  77040